EXHIBIT 21.1

SUBSIDIARIES

1.     Advanced Nurseries, Inc. (“ANI”), a Georgia Corporation incorporated on February 10, 2006
2.     Organic Growing Systems, Inc. (“OGSI”), incorporated on January 19, 2006 in the State of Texas